UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 21, 2004

DADE BEHRING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50010	36-3989270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 Deerfield Road, Deerfield, Illinois		60015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 267-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01   Entry into a Material Definitive Agreement.

The Credit Agreement, dated  October 3, 2002, among  Dade Behring Holdings, Inc., a Delaware corporation (“Holdings”), Dade Behring Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party to the Credit Agreement (the “Lenders”) and Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) was further amended on December 21, 2004, to reduce the interest rate applicable to Class B Term Loans by 50 basis points from the current rate. The amendment also increased the amount of accounts receivable arising in countries other than the United States which may be made subject to certain factoring arrangements from $150 million to $175 million, increased the limitation on capital expenditures from $130 million to $150 million for the fiscal year ending December 31, 2004 and increased the limitation on capital expenditures to $175 million for each subsequent fiscal year.

Item 9.01.	Exhibits.

(c)	Exhibits.

	10.1	Fifth Amendment to Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DADE BEHRING HOLDINGS, INC.

December 28, 2004	By:	/s/ JOHN M. DUFFEY
John M. Duffey
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibits:
Exhibit 10.1	Fifth Amendment to Credit Agreement